Exhibit 4.1

EXECUTION VERSION

TRUST SUPPLEMENT No. 2012-3C-O

Dated as of December 27, 2012

between

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee,

and

CONTINENTAL AIRLINES, INC.

to

PASS THROUGH TRUST AGREEMENT
Dated as of October 3, 2012

$425,000,000

Continental Airlines Pass Through Trust 2012-3C-O
6.125% Continental Airlines
Pass Through Certificates,
Series 2012-3C-O

TABLE OF CONTENTS

2

Section 9.03. Execution in Counterparts	25
Section 9.04. Intention of Parties	25

Exhibit A	-	Form of Certificate
Exhibit B	-	DTC Letter of Representations
Exhibit C	-	Form of Assignment and Assumption Agreement

Schedule I	-	Owned Aircraft
Schedule II	-	Eligible Aircraft and Scheduled Delivery Months

Back

This Trust Supplement No. 2012-3C-O, dated as of December 27, 2012 (herein called the “Trust Supplement”), between Continental Airlines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”), to the Pass Through Trust Agreement, dated as of October 3, 2012, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate face amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, under the terms of two series of Continental Airlines pass through certificates previously issued and designated Series 2012-1 (the “Series 2012-1”) and Series 2012-2 (the “Series 2012-2” and, together with the Series 2012-1, the “Prior Series”), the Company is entitled to sell Series C Equipment Notes secured by aircraft financed under each Prior Series;

WHEREAS, the Company has purchased the 26 aircraft listed on Schedule I hereto (the “Owned Aircraft”) prior to the date of this Trust Supplement (the “Issuance Date”) utilizing the proceeds of the sale of secured equipment notes acquired by the pass through trustees under the Prior Series;

WHEREAS, the Company has obtained commitments from Boeing for the delivery of 14 Boeing 737-924ER aircraft and three Boeing 787-8 aircraft listed on Schedule II hereto (collectively, the “Eligible Aircraft”), and the Company expects to purchase on or after the Issuance Date each Boeing 737-924 aircraft and two of the three Boeing 787-8 aircraft included in the Eligible Aircraft relating to Series 2012-2 utilizing the proceeds of the sale of secured equipment notes to be acquired by the pass through trustees under the 2012-2 Note Purchase Agreement and of the Series C Equipment Notes purchased pursuant to the NPA (all such Eligible Aircraft to be financed, the “New Aircraft” and, together with the Owned Aircraft, the “Applicable Aircraft”);

WHEREAS, in the case of each Owned Aircraft, the Company has issued pursuant to an Indenture, on a recourse basis, Series A and Series B Equipment Notes, and will issue on the Issuance Date pursuant to such Indenture, on a recourse basis, Series C Equipment Notes;

WHEREAS, in the case of each New Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes, including Series C Equipment Notes, to finance a portion of the purchase price of such New Aircraft;

WHEREAS, the Trustee hereby declares the creation of the Continental Airlines Pass Through Trust 2012-3C-O (the “Applicable Trust”) for the benefit of the Applicable

Back

Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates, to the extent not used to purchase Series C Equipment Notes on the Issuance Date, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Series C Equipment Notes as the conditions set forth in the NPA for such purchase are satisfied from time to time prior to the Delivery Period Termination Date;

WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Series C Equipment Notes from time to time prior to the Delivery Period Termination Date;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”) and the NPA, upon the financing of any Applicable Aircraft under the NPA, the Trustee on behalf of the Applicable Trust, using a portion of the proceeds of the sale of the Applicable Certificates, in the case of any Owned Aircraft financed on the Issuance Date, or using funds withdrawn under the Escrow Agreement, in the case of any Applicable Aircraft or Substitute Aircraft financed after the Issuance Date, shall purchase one or more Series C Equipment Notes with respect to such Aircraft having the same interest rate as the Applicable Certificates issued hereunder, and a final maturity date not later than April 11, 2018, in the case of Series C Equipment Notes relating to Series 2012-1, or the final Regular Distribution Date of the Applicable Certificates, in the case of Series C Equipment Notes relating to Series 2012-2, and shall hold such Series C Equipment Notes in trust for the benefit of the Applicable Certificateholders;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

                      WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

Back

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I
THE CERTIFICATES

Section 1.01.  The Certificates.  There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “Continental Airlines Pass Through Certificates, Series 2012-3C-O” (hereinafter defined as the “Applicable Certificates”).  Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby.  The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a)           The aggregate face amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.05 and 3.06 of the Basic Agreement and Sections 8.03 and 8.04 of this Trust Supplement) is $425,000,000.

(b)           The Regular Distribution Dates with respect to any distribution of Scheduled Payments means April 29 and October 29 of each year, commencing on April 29, 2013, until distribution of all of the Scheduled Payments to be made under the Series C Equipment Notes has been made.

(c)           The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d)           At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate.  In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt.  Prior to the Final Distribution, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged.  By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

(e)    (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A.  Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of

Back

1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold such Applicable Certificate or an interest therein or (ii) the purchase and holding of such Applicable Certificate or an interest therein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

(ii)           The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Applicable Trust and the Clearing Agency attached hereto as Exhibit B.

(f)            The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.

(g)           The Applicable Certificates are subject to the Intercreditor Agreements, the Deposit Agreement and the Escrow Agreement.

(h)           The Applicable Certificates are not entitled to the benefits of a liquidity facility.

(i)            The Responsible Party is the Company.

(j)            The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

(k)           The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 of each Participation Agreement.

(l)            The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.

ARTICLE II
DEFINITIONS

Section 2.01.  Definitions.  For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

2012-2 Note Purchase Agreement: Has the meaning specified in the NPA.

Back

Agreement:  Has the meaning specified in the recitals hereto.

Aircraft:  Means each of the Applicable Aircraft (or Substitute Aircraft or any substitute aircraft, including engines therefor, owned by the Company and securing one or more Series C Equipment Notes).

Aircraft Purchase Agreement:  Has the meaning specified in the NPA.

Applicable Aircraft:  Has the meaning specified in the recitals hereto.

Applicable Certificate:  Has the meaning specified in Section 1.01 of this Trust Supplement.

Applicable Certificateholder:  Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Closing Date:  Has the meaning specified in Section 5.01(b) of this Trust Supplement.

Applicable Participation Agreement:  Has the meaning specified in Section 5.01(b) of this Trust Supplement.

Applicable Trust:  Has the meaning specified in the recitals hereto.

Assignment and Assumption Agreement:  Means the assignment and assumption agreement substantially in the form of Exhibit C hereto executed and delivered in accordance with Section 7.01 of this Trust Supplement.

Basic Agreement:  Has the meaning specified in the first paragraph of this Trust Supplement.

Boeing:  Means The Boeing Company.

Business Day:  Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Chicago, Illinois, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, any Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

Certificate:  Has the meaning specified in the applicable Intercreditor Agreement.

Certificate Buyout Event: Means, in the case of a Prior Series, that a Continental Bankruptcy Event has occurred and is continuing and the following events have occurred:  (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) Continental has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of

Back

its obligations under all of the Indentures with respect to such Prior Series or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures with respect to such Prior Series in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Continental shall have abandoned any Aircraft subject to an Indenture with respect to such Prior Series.

Class:  Has the meaning specified in the applicable Intercreditor Agreement.

Closing Notice:  Has the meaning specified in the NPA.

Company:  Has the meaning specified in the first paragraph of this Trust Supplement.

Continental Bankruptcy Event: Has the meaning specified in the applicable Intercreditor Agreement.

Controlling Party:  Has the meaning specified in the applicable Intercreditor Agreement.

Cut-off Date:  Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

Delivery Period Termination Date:  Means the earlier of (a) December 31, 2013 (provided that, if a labor strike occurs or continues at Boeing after the Prior Issuance Date and on or prior to such date referred to in this clause (a), such date on or following the Prior Issuance Date shall be extended by adding thereto a number of days that such strike continued in effect after the Prior Issuance Date, but not more than 60 days), and (b) the date on which Series C Equipment Notes issued with respect to all of the Applicable Aircraft (including any Substitute Aircraft in lieu of any Eligible Aircraft) have been purchased by the Applicable Trust in accordance with the NPA.

Deposit Agreement:  Means the Deposit Agreement dated as of December 27, 2012 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Depositary:  Means Natixis S.A., a French société anonyme, acting through its New York Branch.

Deposits:  Has the meaning specified in the Deposit Agreement.

Distribution Date:  Means any Regular Distribution Date or Special Distribution Date as the context requires.

Eligible Aircraft:  Has the meaning specified in the recitals hereto.

Back

Equipment Notes:  Means all of the equipment notes issued under the Indentures.

Escrow Agent:  Means, initially, U.S. Bank National Association and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

Escrow Agreement:  Means the Escrow and Paying Agent Agreement dated as of December 27, 2012 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Escrow Paying Agent:  Means the Person acting as paying agent under the Escrow Agreement.

Escrow Receipt:  Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

Final Distribution:  Has the meaning specified in the Escrow Agreement.

Final Maturity Date:  Means April 29, 2018.

Final Withdrawal:  Has the meaning specified in the Escrow Agreement.

Final Withdrawal Date:  Has the meaning specified in the Escrow Agreement.

Final Withdrawal Notice:  Has the meaning specified in Section 5.02 of this Trust Supplement.

Indenture:  Means each “Indenture” as defined in the Intercreditor Agreement for any Prior Series.

Intercreditor Agreement:  Means, for each Prior Series, the Intercreditor Agreement for such Prior Series as listed on Schedule III to the NPA, as amended by the Intercreditor Agreement Amendment applicable to such Prior Series, as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

Intercreditor Agreement Amendment:  Means, for each Prior Series, the Amendment No. 1 to the Intercreditor Agreement for such Prior Series dated as of the Issuance Date among the Company, the Trustee and the subordination agent for such Prior Series, providing for, among other things, the Trustee to become a party to such Intercreditor Agreement.

Investors:  Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

Back

Issuance Date:  Has the meaning specified in the recitals hereto.

Make-Whole Amount:  Has the meaning specified in any Indenture.

New Aircraft: Has the meaning specified in the recitals hereto.

Note Documents:  Means the Series C Equipment Notes and, with respect to any such Series C Equipment Note, the Indenture and the Participation Agreement relating to such Series C Equipment Note.

Notice of Purchase Withdrawal:  Has the meaning specified in the Deposit Agreement.

NPA:  Means the Note Purchase Agreement dated as of December 27, 2012 among the Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and the subordination agent under each of the Intercreditor Agreements, providing for, among other things, the purchase of Series C Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Other Agreement:  Means the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.

Other Trustees:  Means the trustees under the Other Agreements, if any, and any successor or other trustee appointed as provided therein.

Other Trusts:  Means a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Owned Aircraft: Has the meaning specified in the recitals hereto.

Owned Aircraft Indenture: Has the meaning specified in the NPA.

PA Amendment: Has the meaning specified in the NPA.

Participation Agreement:  Has the meaning specified in the NPA.

Pool Balance:  Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium (including Make-Whole Amount) thereon or reimbursement of any costs or expenses incurred in connection therewith.  The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series C Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Back

Pool Factor:  Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates.  The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series C Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Prior Issuance Date: Has the meaning specified in the NPA.

Prior Series: Has the meaning specified in the recitals hereto.

 Prospectus Supplement:  Means the final Prospectus Supplement dated December 12, 2012 relating to the offering of the Applicable Certificates.

QIB:  Means a qualified institutional buyer as defined in Rule 144A.

Ratings Confirmation:  Has the meaning specified in the applicable Intercreditor Agreement.

Register:  Has the meaning specified in Section 8.03 of this Trust Supplement.

Registrar:  Has the meaning specified in Section 8.03 of this Trust Supplement.

Related Pass Through Trust Agreement:  Means the Basic Agreement as supplemented by the Trust Supplement No. 2012-3C-S dated as of the date hereof relating to the Continental Airlines Pass Through Trust 2012-3C-S and entered into by the Company and the Related Trustee, which agreement becomes effective upon the execution and delivery of the Assignment and Assumption Agreement pursuant to Section 7.01 of this Trust Supplement.

Related Trust:  Means the Continental Pass Through Trust 2012-3C-S, to be formed under the Related Pass Through Trust Agreement.

Related Trustee:  Means the trustee under the Related Pass Through Trust Agreement.

Restrictive Legend:  Has the meaning specified in Section 8.01 of this Trust Supplement.

Rule 144A:  Means Rule 144A under the Securities Act of 1933, as amended, and any successor rule thereto.

Scheduled Closing Date:  Has the meaning specified in the NPA.

Back

Scheduled Payment: Means, with respect to any Series C Equipment Note, any payment of principal or interest on such Series C Equipment Note (other than any such payment which is not in fact received by the Trustee or the applicable Subordination Agent within five days of the date on which such payment is scheduled to be made), which payment in any such case represents the installment of principal on such Series C Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Series C Equipment Note, or both; provided, however, that any payment of principal, premium (including Make-Whole Amount), if any, or interest resulting from the redemption or purchase of any Series C Equipment Note shall not constitute a Scheduled Payment.

Senior Certificates:  Has the meaning specified in Section 4.01(a) of this Trust Supplement.

Senior Trust Agreements: Has the meaning specified in Section 4.01(a) of this Trust Supplement.

Series 2012-1:  Has the meaning specified in the recitals hereto.

Series 2012-2:  Has the meaning specified in the recitals hereto.

Series C Equipment Notes:  Has the meaning specified in the NPA.

Special Payment:  Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

Subordination Agent: Has the meaning specified in the applicable Intercreditor Agreement.

Substitute Aircraft:  Has the meaning specified in the NPA.

Transfer Date:  Has the meaning specified in Section 7.01 of this Trust Supplement.

Triggering Event:  Means a “Triggering Event” as defined in the Intercreditor Agreement for Series 2012-2.

Trust Property:  Means (i) subject to the applicable Intercreditor Agreement, the Series C Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account, and the Special Payments Account and, subject to the applicable Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Series C Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreements, the Escrow Agreement and the NPA,

Back

including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreements, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Series C Equipment Notes to be held herein, will not constitute Trust Property.

Trust Supplement:  Has the meaning specified in the first paragraph of this trust supplement.

Trustee:  Has the meaning specified in the first paragraph of this Trust Supplement.

Underwriters:  Means, collectively, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

Underwriting Agreement:  Means the Underwriting Agreement dated December 12, 2012 among the Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

ARTICLE III
DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 3.01.  Statements to Applicable Certificateholders.  (a)  On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement).  Such statement shall (x) include a statement substantially as follows: “Holders of Class C Certificates are reminded that Class C Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding” and (y) set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

(i)           the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

(ii)           the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including Make-Whole Amount), if any;

(iii)          the amount of such distribution under the Agreement allocable to interest;

Back

(iv)          the amount of such distribution under the Escrow Agreement allocable to interest;

(v)           the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(vi)          the Pool Balance and the Pool Factor.

With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(b)           Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns.  Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

(c)           Promptly following the date of any early redemption of, or any default in the payment of principal or interest in respect of, any of the Series C Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following such date and (y) the related Pool Factors for such Regular Distribution Dates.  With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such date.  The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(d)           The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

Back

(e)           This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.02.  Special Payments Account.  (a)  The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement.  The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement.  On each day when one or more Special Payments are made to the Trustee under an Intercreditor Agreement applicable to a Prior Series, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(b)           This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

Section 3.03.  Distributions from Special Payments Account.  (a)  On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the applicable Intercreditor Agreement applicable to such Prior Series) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement.  There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 7.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(b)           The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register.  In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase.  In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter.  Notices with respect to a Special Payment mailed by the Trustee shall set forth:

(i)           the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 7.01 of this Trust Supplement),

Back

(ii)           the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium (including Make-Whole Amount), if any, and interest,

(iii)           the reason for the Special Payment, and

(iv)           if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium (including Make-Whole Amount), if any, payable upon the redemption or purchase of a Series C Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium (including Make-Whole Amount) received will also be distributed.

If any redemption of the Series C Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

(b)           This Section 3.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

Section 3.04.  Limitation of Liability for Payments.  Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “, the Loan Trustees, the Owner Trustees or the Owner Participants” in the second sentence thereof and adding the words “or Loan Trustees”.

ARTICLE IV
DEFAULT

Section 4.01.  Purchase Rights of Certificateholders.  (a) At any time after the occurrence and during the continuation of a Certificate Buyout Event under a Prior Series, each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire (i) in the case of the Series 2012-1, upon any purchase of the Class A Certificates issued under such Prior Series pursuant to the Class B Trust Agreement with respect to such Prior Series and (ii) in the case of the Series 2012-2, upon any purchase of Class A Certificates issued under such Prior Series pursuant to the Class B Trust Agreement with respect to such Prior Series) to purchase, for the purchase prices set forth (I) in the case of the Series 2012-1, the Class A Trust Agreement and the Class B Trust Agreement with respect to such Prior Series or (II) in the case of the Series 2012-2, the Class A Trust Agreement and the Class B Trust Agreement with respect to such Prior Series (in each case with respect to such Prior Series, the “Senior Trust Agreements”), respectively, all, but not less than all (X) in the case of the Series 2012-1, of the Class A Certificates and the Class B Certificates issued under such Prior Series or (Y) in the case of the Series 2012-2, of the Class A Certificates and the Class B Certificates issued under such Prior Series (in each case with respect to such Prior Series, the “Senior Certificates”) upon 15 days’ written notice to the trustees under each of the Senior Trust

Back

Agreements with respect to such Prior Series and each other Applicable Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Senior Certificates with respect to such Prior Series pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such 15-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Senior Certificates with respect to such Prior Series pursuant to this Section 4.01(a).

As used in this Section 4.01 and elsewhere in this Trust Supplement with respect to any Prior Series, the terms “Class A Certificate”, “Class A Trust Agreement”, “Class B Certificate”, “Class B Trust Agreement”, “Refinancing Certificates”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement for such Prior Series.

(b)           This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 4.02.  Amendment of Section 6.05 of the Basic Agreement.  Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.

ARTICLE V
THE TRUSTEE

Section 5.01.  Delivery of Documents; Delivery Dates.  (a)  The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement Amendments, the PA Amendments, the Escrow Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder and under the Intercreditor Agreements and the Participation Agreements.  Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Series C Equipment Notes which may be purchased by the Trustee pursuant to the NPA.  Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.  The

Back

provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

(b)           After the Issuance Date, the Company may deliver from time to time to the Trustee a Closing Notice relating to one or more Series C Equipment Notes.  After receipt of a Closing Notice and in any case no later than one Business Day prior to a Scheduled Closing Date as to which such Closing Notice relates (the “Applicable Closing Date”), the Trustee shall (as and when specified in the Closing Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Closing Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Series C Equipment Notes to or on behalf of the Company, all as shall be described in the Closing Notice.  The Trustee shall (as and when specified in such Closing Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Closing Notice (the “Applicable Participation Agreement”) and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement.  If at any time prior to the Applicable Closing Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the NPA, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Closing Date.  Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Series C Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Closing Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement.  The purchase price of such Series C Equipment Notes shall equal the principal amount of such Series C Equipment Notes.  Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Series C Equipment Notes or to the extent not applied on the Applicable Closing Date to the purchase price of the Series C Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Closing Date in accordance with the terms of the Deposit Agreement.  The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

(c)    The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the NPA and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement.  By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust.  The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Back

Section 5.02.  Withdrawal of Deposits.  If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall promptly give the Escrow Agent notice that the Trustee’s obligation to purchase Series C Equipment Notes under the NPA has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the “Final Withdrawal Notice”).

Section 5.03.  The Trustee.  (a)  Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, each Intercreditor Agreement Amendment, each PA Amendment, the NPA and the Escrow Agreement  has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b)           Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 5.04.  Representations and Warranties of the Trustee.  The Trustee hereby represents and warrants that:

(a)           the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and to perform the Intercreditor Agreements and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and the performance by it of the Intercreditor Agreements;

(b)           the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and the performance by the Trustee of the Intercreditor Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of

Back

the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c)           the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and the performance by the Trustee of the Intercreditor Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d)           this Trust Supplement, the Intercreditor Agreements, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 5.05.  Trustee Liens.  The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreements or the NPA.

ARTICLE VI
ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 6.01.  Amendment of Section 5.02 of the Basic Agreement.  Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.

Section 6.02.  Supplemental Agreements Without Consent of Applicable Certificateholders.  Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the

Back

Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time:

(i) enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement” shall also be deemed to refer to “any Intercreditor Agreement, the Escrow Agreement, the NPA or the Deposit Agreement”, and

(ii)           enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1(c) of the applicable Intercreditor Agreement.

Section 6.03.  Supplemental Agreements with Consent of Applicable Certificateholders.  Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the NPA; provided that (a) the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits, (b) the reference in clause (2) of such Section 9.02 to “this Agreement” shall also be deemed to refer to “this Agreement and the related Intercreditor Agreement” and (c) the reference in clause (3) of such Section 9.02 to “the Intercreditor Agreement” shall be deemed to refer to “any Intercreditor Agreement”.

Section 6.04.  Consent of Holders of Certificates Issued under Other Trusts.  Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

ARTICLE VII
TERMINATION OF TRUST

Section 7.01.  Termination of the Applicable Trust.  (a)  The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable

Back

Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Upon the earlier of (i) the first Business Day following December 31, 2013 or, if later, the fifth Business Day following the Delivery Period Termination Date and (ii) the fifth Business Day following the date on which a Triggering Event occurs (such date, the “Transfer Date”), or, if later, the date on which all of the conditions set forth in the immediately following sentence have been satisfied, the Trustee is hereby directed (subject only to the immediately following sentence) to, and the Company shall direct the institution that will serve as the Related Trustee under the Related Pass Through Trust Agreement to, execute and deliver the Assignment and Assumption Agreement, pursuant to which the Trustee shall assign, transfer and deliver all of the Trustee’s right, title and interest to the Trust Property to the Related Trustee under the Related Pass Through Trust Agreement.  The Trustee and the Related Trustee shall execute and deliver the Assignment and Assumption Agreement upon the satisfaction of the following conditions:

(i)           The Trustee, the Related Trustee and each of the Rating Agencies then rating the Applicable Certificates shall have received an Officer’s Certificate and an Opinion of Counsel dated the date of the Assignment and Assumption Agreement and each satisfying the requirements of Section 1.02 of the Basic Agreement, which Opinion of Counsel shall be substantially to the effect set forth below and may be relied upon by the Beneficiaries (as defined in the Assignment and Assumption Agreement):

(I)           Upon the execution and delivery thereof by the parties thereto in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, the Assignment and Assumption Agreement will constitute the valid and binding obligation of each of the parties thereto enforceable against each such party in accordance with its terms;

(II)           Upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, each of the Applicable Certificates then Outstanding will be entitled to the benefits of the Related Pass Through Trust Agreement;

(III)           The Related Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

(IV)           The Related Pass Through Trust Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

Back

(V)           Neither the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on the date thereof, will violate any law or governmental rule or regulation of the State of New York or the United States of America known to such counsel to be applicable to the transactions contemplated by the Assignment and Assumption Agreement.

(ii)           The Trustee and the Company shall have received (x) a copy of the articles of incorporation and bylaws of the Related Trustee certified as of the Transfer Date by the Secretary or Assistant Secretary of such institution and (y) a copy of the filing (including all attachments thereto) made by the institution serving as the Related Trustee with the Office of the Superintendent, State of New York Banking Department for the qualification of the Related Trustee under Section 131(3) of the New York Banking Law, if applicable to such Related Trustee.

Upon the execution of the Assignment and Assumption Agreement by the parties thereto, the Applicable Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Applicable Trust equal to their respective beneficial interests in the Applicable Trust, and the Outstanding Applicable Certificates representing Fractional Undivided Interests in the Applicable Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Applicable Certificateholder, to be certificates representing the same fractional undivided interests in the Related Trust and its trust property.  By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to such assignment, transfer and delivery of the Trust Property to the trustee of the Related Trust upon the execution and delivery of the Assignment and Assumption Agreement.

In connection with the occurrence of the event set forth in clause (B) above of the first paragraph of this Section 7.01(a), notice of such termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified.  The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders.  Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining

Back

Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto.  No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice.  In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

(b)    The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

ARTICLE VIII
TRANSFER OF THE APPLICABLE CERTIFICATES

Section 8.01.  Restrictive Legends.  All Applicable Certificates issued pursuant to the Agreement shall bear a legend to the following effect (the “Restrictive Legend”):

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2012-3C-O TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Section 8.02.  Amendment of Section 3.04 of the Basic Agreement.  Sections 8.03 and 8.04 of this Trust Supplement supersede and replace Section 3.04 of the Basic Agreement, with respect to the Applicable Trust.

Section 8.03.  Transfer and Exchange.  The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of

Back

such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided.  The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided.

All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under the Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Applicable Certificate at the Corporate Trust Office or such other office or agency with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Applicable Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest.  No such transfer shall be effected until, and such transferee shall succeed to the rights of an Applicable Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  Prior to the registration of any transfer by an Applicable Certificateholder as provided herein, the Trustee shall treat the person in whose name the Applicable Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary.  Furthermore, DTC shall, by acceptance of an Applicable Certificate, agree that transfers of beneficial interests in such Applicable Certificate may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in an Applicable Certificate shall be required to be reflected in a book-entry.  Whenever any Applicable Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Applicable Certificates that the Applicable Certificateholder making the exchange is entitled to receive.  Every Applicable Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Applicable Certificateholder thereof or its attorney duly authorized in writing.

The Registrar shall not register the transfer or exchange of any Applicable Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Section 8.04 shall have been satisfied is submitted to them.  Such conditions shall be deemed satisfied with respect to a transfer if the transferor and transferee duly execute and deliver to the Trustee the transfer notice in the form attached to the Applicable Certificate, unless the Company or the Trustee has a reasonable basis for requesting additional evidence.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar’s request.  No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates.  All

Back

Applicable Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.

Section 8.04.  Special Transfer Provisions.

(a)           Transfers Limited to QIBs.  If an Applicable Certificate is to be transferred, the Registrar shall register the transfer only if such transfer is being made to a proposed transferee who has provided the transfer notice attached to the form of Applicable Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to, any such account is a QIB within the meaning of Rule 144A.

(b)           Restrictive Legend.  Upon the transfer, exchange or replacement of Applicable Certificates, the Registrar shall deliver only Applicable Certificates that bear the Restrictive Legend.

(c)           General.  By acceptance of any Applicable Certificate, each Holder of such Applicable Certificate will be deemed to:

(i)             Represent that it is accepting such Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii)            Agree that any sale or other transfer by it of any Applicable Certificate will only be made to a QIB;

(iii)           Agree that it will, and that it will inform each subsequent transferee that such transferee will be required to, deliver to each person to whom it transfers Applicable Certificates notice of these restrictions on transfer of the Applicable Certificates;

(iv)           Agree that no registration of the transfer of an Applicable Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of the Applicable Certificate in which it states that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v)            Understand that the Applicable Certificates will bear a legend substantially to the effect of the Restrictive Legend;

(vi)           Acknowledge that the Company, the Trustee, the Underwriters and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Applicable Certificates is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters.  If it is acquiring any Applicable Certificates as a fiduciary or agent of one or more investor accounts, it

Back

represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii)           Acknowledge that the foregoing restrictions apply to holders of beneficial interests in the Applicable Certificates as well as to registered holders of Applicable Certificates; and

(viii)          Acknowledge that the Trustee will not be required to accept for registration of transfer any Applicable Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 8.04.  The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01.  Basic Agreement Ratified.  Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.  All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 9.02.  GOVERNING LAW.  THE AGREEMENT AND, UNTIL THE TRANSFER DATE, THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.  THIS SECTION 9.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

Section 9.03.  Execution in Counterparts.  This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.04.  Intention of Parties.  The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership.  Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax

Back

purposes.  The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

Back

IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

CONTINENTAL AIRLINES, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Senior Vice President Finance and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Banking Officer

[Trust Supplement No. 2012-3C-O Signature Page]

Back

EXHIBIT A

FORM OF CERTIFICATE

Certificate
No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE.  TRUST SUPPLEMENT NO. 2012-3C-O TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

ANY PERSON ACQUIRING OR ACCEPTING THIS CERTIFICATE OR AN INTEREST HEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO AND FOR THE BENEFIT OF THE COMPANY THAT EITHER (1) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL, CHURCH OR FOREIGN PLAN SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW PLAN”) HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN

*           This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

Back

INTEREST HEREIN OR (2) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN EITHER (A) IN THE CASE OF ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR (B) IN THE CASE OF ASSETS OF A SIMILAR LAW PLAN, WILL NOT VIOLATE ANY SIMILAR STATE, LOCAL OR FOREIGN LAW.

CONTINENTAL AIRLINES PASS THROUGH TRUST 2012-3C-O

Continental Airlines Pass Through Certificate, Series 2012-3C-O
Issuance Date:  December 27, 2012

Final Maturity Date:  April 29, 2018

Evidencing A Fractional Undivided Interest In The Continental Airlines Pass Through Trust 2012-3C-O, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By Continental Airlines, Inc.

$[_____________] Fractional Undivided Interest
representing 0.0002352941% of the Trust per $1,000 face amount

THIS CERTIFIES THAT __________, for value received, is the registered owner of a $___________ (___________________________________________________ DOLLARS) Fractional Undivided Interest in the Continental Airlines Pass Through Trust 2012-3C-O (the “Trust”) created by Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of October 3, 2012 (the “Basic Agreement”), between the Trustee and Continental Airlines, Inc., a Delaware corporation (the “Company”), as supplemented by Trust Supplement No. 2012-3C-O thereto, dated as of December 27, 2012 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.  This Certificate is one of the duly authorized Certificates designated as “Continental Airlines Pass Through Certificates, Series 2012-3C-O” (herein called the “Certificates”).  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement.  By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreements.  The property of the Trust includes certain Series C Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreements (the “Trust Property”).  Each issue of the Series C Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

Back

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, from funds then available to the Trustee, there will be distributed on April 29 and October 29 of each year (a “Regular Distribution Date”) commencing April 29, 2013, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series C Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreements, in the event that Special Payments on the Series C Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Series C Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received.  If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period.  The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee) such distribution shall be made by wire transfer.  Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof.  The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement.  All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement.  Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the

Back

Agreement.  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby.  A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.  Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

Under certain circumstances set forth in Section 7.01 of the Trust Supplement, all of the Trustee’s right, title and interest to the Trust Property may be assigned, transferred and delivered to the Related Trustee of the Related Trust pursuant to the Assignment and Assumption Agreement.  Upon the effectiveness of such Assignment and Assumption Agreement (the “Transfer”), the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, the Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement to be certificates representing the same fractional undivided interests in the Related Trust and its trust property.  Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to be bound by the Assignment and Assumption Agreement and subject to the terms of the Related Pass Through Trust Agreement as a Certificateholder thereunder.  From and after the Transfer, unless and to the extent the context otherwise requires, references herein to the Trust, the Agreement and the Trustee shall constitute references to the Related Trust, the Related Pass Through Trust Agreement and trustee of the Related Trust, respectively.

The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that

Back

one Certificate may be issued in a different denomination.  As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either:  (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

By acceptance of this Certificate, each Certificateholder will be deemed to:

(i)           Represent that it is accepting this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii)           Agree that any sale or other transfer by it of this Certificate will only be made to a QIB;

Back

(iii)           Agree that it will, and that it will inform each subsequent transferee that such transferee will be required to, deliver to each person to whom it transfers this Certificate notice of these restrictions on transfer of this Certificate;

(iv)           Agree that no registration of the transfer of a Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of this Certificate in which it states that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v)           Understand that this Certificate will bear a legend substantially to the effect of the Restrictive Legend;

(vi)           Acknowledge that the Company, the Trustee, the Underwriters and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of this Certificate is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters.  If it is acquiring this Certificate as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii)           Acknowledge that the foregoing restrictions apply to holders of beneficial interests in this Certificate as well as to registered holders of this Certificate; and

(viii)           Acknowledge that the Trustee will not be required to accept for registration of transfer this Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

THE AGREEMENT AND, UNTIL THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  THE RELATED PASS THROUGH TRUST AGREEMENT AND, FROM AND AFTER THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Back

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

CONTINENTAL AIRLINES PASS THROUGH TRUST 2012-3C-O

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Back

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Back

TRANSFER NOTICE

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
_______________________
_______________________
please print or typewrite name and address including zip code of assignee
_______________________
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing
_______________________
attorney to transfer said Certificate on the books of the Registrar with full power of substitution in the premises.
_______________________

In connection with any transfer of this Certificate, the undersigned confirms:

The Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 8.04 of the Trust Supplement shall have been satisfied.

Date: [__________, ___]	[Name of Transferor]
NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee: _____________________

TO BE COMPLETED BY PURCHASER

The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Back

10

In addition, the undersigned has reviewed this Certificate and makes the representations, agreements, understandings and acknowledgments deemed made by a Person acquiring or accepting this Certificate as set forth therein.

Date: [______________]
NOTE: To be executed by an executive officer.

Back

EXHIBIT B

[DTC Letter of Representations]

Back

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
Continental Airlines Pass Through Trust 2012-3C-O

ASSIGNMENT AND ASSUMPTION AGREEMENT (2012-3C-O), dated ________ __, ____ (the “Assignment Agreement”), between Wilmington Trust, National Association, a national banking association (“WTNA”), not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement dated as of October 3, 2012 (as amended or modified from time to time, the “Basic Agreement”), as supplemented by the Trust Supplement No. 2012-3C-O dated as of December 27, 2012 (the “Trust Supplement” and together with the Basic Agreement, the “Agreement”) in respect of the Continental Airlines Pass Through Trust 2012-3C-O (the “Assignor”), and Wilmington Trust, National Association, a national banking association, not in its individual capacity except as expressly provided herein, but solely as trustee under the Basic Agreement as supplemented by the Trust Supplement No. 2012-3C-S dated as of December 27, 2012 (the “New Supplement”, and, together with the Basic Agreement, the “New Agreement”) in respect of the Continental Airlines Pass Through Trust 2012-3C-S (the “Assignee”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to effect on the date hereof (the “Transfer Date”) (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor in, under and with respect to, among other things, the Trust Property and each of the documents listed in Schedule I hereto (the “Scheduled Documents”) and (b) the assumption by the Assignee of the obligations of the Assignor (i) under the Scheduled Documents and (ii) in respect of the Applicable Certificates issued under the Agreement; and

WHEREAS, the Scheduled Documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Agreement):

1.           Assignment.  The Assignor does hereby sell, assign, convey, transfer and set over unto the Assignee as of the Transfer Date all of its present and future right, title and interest in, under and with respect to the Trust Property and the Scheduled Documents and each other contract, agreement, document or instrument relating to the Trust Property or the Scheduled Documents (such other contracts, agreements, documents or instruments, together with the Scheduled Documents, to be referred to as the “Assigned Documents”), and any proceeds therefrom, together with all documents and instruments evidencing any of such right, title and interest.

Back

2.           Assumption.  The Assignee hereby assumes for the benefit of the Assignor and each of the parties listed in Schedule II hereto (collectively, the “Beneficiaries”) all of the duties and obligations of the Assignor, whenever accrued, pursuant to the Assigned Documents and hereby confirms that it shall be deemed a party to each of the Assigned Documents to which the Assignor is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Assignor.  Further, the Assignee hereby assumes for the benefit of the Assignor and the Beneficiaries all of the duties and obligations of the Assignor under the Outstanding Applicable Certificates and hereby confirms that the Applicable Certificates representing Fractional Undivided Interests under the Agreement shall be deemed for all purposes of the Agreement and the New Agreement to be certificates representing the same fractional undivided interests under the New Agreement equal to their respective beneficial interests in the trust created under the Agreement.

3.           Effectiveness.  This Assignment Agreement shall be effective upon the execution and delivery hereof by the parties hereto, and each Applicable Certificateholder, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to be bound by the terms of this Assignment Agreement.

4.           Payments.  The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee.

5.           Further Assurances.  The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Assignment Agreement and of the rights and powers herein granted.  The Assignor agrees to deliver any Applicable Certificates, and all Trust Property, if any, then in the physical possession of the Assignor, to the Assignee.

6.           Representations and Warranties.  (a)  The Assignee represents and warrants to the Assignor and each of the Beneficiaries that:

(i)           it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the “Pass Through Trustee” under the Assigned Documents;

(ii)           on and as of the date hereof, the representations and warranties of the Assignee set forth in Section 7.15 of the Basic Agreement and Section 5.04 of the New Supplement are true and correct.

(b)           The Assignor represents and warrants to the Assignee that:

(i)           it is duly incorporated, validly existing and in good standing under the laws of the United States and has the full trust power, authority and legal right under the laws of the United States and of the state of the United States in which it is located

Back

pertaining to its trust and fiduciary powers to execute and deliver this Assignment Agreement;

(ii)           the execution and delivery by it of this Assignment Agreement and the performance by it of its obligations hereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)           this Assignment Agreement constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

7.           GOVERNING LAW.  THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

8.           Counterparts.  This Assignment Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.  It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

9.           Third Party Beneficiaries.  The Assignee hereby agrees, for the benefit of the Beneficiaries, that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

10.           Notice.   Promptly following the Transfer Date, the Assignee shall notify the Depositary of the occurrence of the assignment hereunder and the name and contact information of the Assignee.

Back

IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment Agreement as of the day and year first above written.

ASSIGNOR:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity except as expressly provided
 herein, but solely as trustee under the
Pass Through Trust Agreement and
Trust Supplement in respect of the
Continental Airlines Pass Through Trust
2012-3C-O

By:
Name:
Title:

ASSIGNEE:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity except as expressly provided
herein, but solely as trustee under the
Pass Through Trust Agreement and
Trust Supplement in respect of the
Continental Airlines Pass Through Trust
2012-3C-S

By:
Name:
Title:

Back

Schedule I

Schedule of Assigned Documents

(1) Intercreditor Agreement dated as of March 22, 2012 among Wilmington Trust Company, not in its individual capacity, but solely as Class A Trustee and Class B Trustee, Natixis S.A., New York Branch (as assignee of Credit Suisse AG, acting through its New York Branch), as Class A Liquidity Provider and Class B Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (2012-1) dated as of December 27, 2012.

(2) Intercreditor Agreement dated as of October 3, 2012 among Wilmington Trust, National Association, not in its individual capacity, but solely as Class A Trustee and Class B Trustee, Natixis S.A., acting through its New York Branch, as Class A Liquidity Provider and Class B Liquidity Provider, and Wilmington Trust, National Association, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, as amended by Amendment No. 1 to Intercreditor Agreement (2012-2) dated as of December 27, 2012

(3) Escrow and Paying Agent Agreement (Class C) dated as of December 27, 2012 among the Escrow Agent, the Underwriters, the Trustee and the Paying Agent.

(4) Note Purchase Agreement dated as of December 27, 2012 among the Company, the Trustee, the Subordination Agent under each of the Intercreditor Agreements, the Escrow Agent and the Paying Agent.

(5) Deposit Agreement (Class C) dated as of December 27, 2012 between the Escrow Agent and the Depositary.

(6) Each of the Operative Agreements (as defined in the Participation Agreement for each Aircraft) in effect as of the Transfer Date.

Back

Schedule II

Schedule of Beneficiaries

Wilmington Trust, National Association, not in its individual capacity but solely as Subordination Agent

Wilmington Trust, National Association, not in its individual capacity but solely as Paying Agent

Natixis S.A., acting through its New York Branch, as Depositary

Continental Airlines, Inc.

Credit Suisse Securities (USA) LLC, as Underwriter

Morgan Stanley & Co. LLC, as Underwriter

Goldman, Sachs & Co., as Underwriter

Citigroup Global Markets Inc., as Underwriter

Deutsche Bank Securities Inc., as Underwriter

Barclays Capital Inc., as Underwriter

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Underwriter

J.P. Morgan Securities LLC, as Underwriter

U.S. Bank National Association, as Escrow Agent

Each of the other parties to the Assigned Documents

Back

SCHEDULE I
To Trust Supplement

OWNED AIRCRAFT

	Owned Aircraft
Owned Aircraft Indenture	Aircraft Model	U.S. Reg. No.	Prior Series	Original Principal Amount of Series C Equipment Notes
Trust Indenture and Mortgage 432	Boeing 737-924ER	N75432	2012-1	$6,274,000
Trust Indenture and Mortgage 433	Boeing 737-924ER	N75433	2012-1	$6,220,000
Trust Indenture and Mortgage 435	Boeing 737-924ER	N75435	2012-1	$6,112,000
Trust Indenture and Mortgage 447	Boeing 737-924ER	N36447	2012-1	$7,543,000
Trust Indenture and Mortgage 449	Boeing 737-924ER	N81449	2012-1	$7,592,000
Trust Indenture and Mortgage 448	Boeing 737-924ER	N78448	2012-1	$7,576,000
Trust Indenture and Mortgage 451	Boeing 737-924ER	N38451	2012-1	$7,635,000
Trust Indenture and Mortgage 450	Boeing 737-924ER	N39450	2012-1	$7,622,000
Trust Indenture and Mortgage 452	Boeing 737-924ER	N68452	2012-1	$7,669,000
Trust Indenture and Mortgage 453	Boeing 737-924ER	N68453	2012-1	$7,674,000
Trust Indenture and Mortgage 454	Boeing 737-924ER	N38454	2012-1	$7,700,000
Trust Indenture and Mortgage 455	Boeing 737-924ER	N34455	2012-1	$7,708,000
Trust Indenture and Mortgage 456	Boeing 737-924ER	N37456	2012-1	$7,802,000
Trust Indenture and Mortgage 457	Boeing 737-924ER	N28457	2012-1	$7,802,000
Trust Indenture and Mortgage 458	Boeing 737-924ER	N38458	2012-1	$7,683,000
Trust Indenture and Mortgage 459	Boeing 737-924ER	N38459	2012-1	$7,858,000
Trust Indenture and Mortgage 460	Boeing 737-924ER	N34460	2012-1	$7,871,000

Back

	Owned Aircraft
Owned Aircraft Indenture	Aircraft Model	U.S. Reg. No.	Prior Series	Original Principal Amount of Series C Equipment Notes
Trust Indenture and Mortgage 904	Boeing 787-8	N20904	2012-1	$17,774,000
Trust Indenture and Mortgage 906	Boeing 787-8	N26906	2012-1	$18,072,000
Trust Indenture and Mortgage 902	Boeing 787-8	N26902	2012-1	$18,615,000
Trust Indenture and Mortgage 905	Boeing 787-8	N45905	2012-1	$18,753,000
Trust Indenture and Mortgage 461	Boeing 737-924ER	N39461	2012-2	$8,906,000
Trust Indenture and Mortgage 462	Boeing 737-924ER	N37462	2012-2	$8,906,000
Trust Indenture and Mortgage 463	Boeing 737-924ER	N39463	2012-2	$8,916,000
Trust Indenture and Mortgage 464	Boeing 737-924ER	N37464	2012-2	$8,916,000
Trust Indenture and Mortgage 903	Boeing 787-8	N27903	2012-2	$21,279,000

Back

SCHEDULE II
To Trust Supplement

ELIGIBLE AIRCRAFT AND SCHEDULED DELIVERY MONTHS

New Aircraft Type	Expected Registration Number	Expected Manufacturer’s Serial Number	Scheduled Delivery Month
Boeing 737-924ER	N37465	36599	January 2013
Boeing 737-924ER	N37466	31644	January 2013
Boeing 737-924ER	N38467	33537	February 2013
Boeing 737-924ER	N37468	32836	February 2013
Boeing 737-924ER	N36469	36600	March 2013
Boeing 737-924ER	N37470	37099	March 2013
Boeing 737-924ER	N37471	37102	April 2013
Boeing 737-924ER	N36472	31653	April 2013
Boeing 737-924ER	N38473	38702	May 2013
Boeing 737-924ER	N37474	31648	May 2013
Boeing 737-924ER	N39475	38703	June 2013
Boeing 737-924ER	N36476	37100	June 2013
Boeing 737-924ER	N27477	31647	July 2013
Boeing 737-924ER	N38479	31649	July 2013
Boeing 787-8	N27901	34821	December 2012
Boeing 787-8	N29907	34830	July 2013
Boeing 787-8	N27908	36400	September 2013